UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  November 5, 2011

China Chemical Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-156383	26-3018106
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1, Electric Power Road, Zhou Cun District Zibo, People’s Republic of China	255330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-533-6168699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2011, China Chemical Corp. (the “Company”) received the resignation of Doug Cole, a director of the Company, the Chairman of the Compensation Committee, a member of the Audit Committee and the Nominating Committee of the Company, effective immediately.

In his resignation notice,  Mr. Cole indicated that his decision is occasioned by (i) his discomfort with the substance and disclosure regarding the transaction described in that certain Form 13-E filed October 17, 2011 and related proxy filed October 14, 2011 by the Company with the U.S. Securities and Exchange Commission (the “SEC”), (ii) the lack of responsiveness to his inquiries from the Company regarding such matters and (iii) the Company’s failure to provide him with the funds to engage counsel that he views as independent to advise on such matters.

There were no other disagreements between the Company and Mr. Cole except the above and a copy of Mr. Cole’s resignation notice is attached hereto as Exhibit 17.1.  Mr. Cole has indicated that he agrees with the statements made herein.

Item 9.01   Financial Statements and Exhibits.

(d)             Exhibits.

Exhibit No.	Description of Document

10.17.1	Resignation Notice of Doug Cole

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA CHEMICAL CORP.

Date: November 9, 2011	By:	/s/ Feng Lu
Name: Feng Lu
Title: Chief Executive Officer

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